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                     AMENDMENT NO. 10 TO CONTRACT
                              BETWEEN
             DIRECT BROADCASTING SATELLITE CORPORATION
                      (HEREINAFTER "BUYER")
                                and
                   LOCKHEED MARTIN CORPORATION
                    (HEREINAFTER "CONTRACTOR")

This Amendment is effective as of the 31st day of May 1996.

WITNESS THAT:

WHEREAS, Direct Broadcasting Satellite Corporation ("Buyer") and Lockheed Martin Corporation ("Contractor"), mutually agree to amend the subject Contract to:

   -      revise ARTICLE 4 PAYMENT;

   -      revise ARTICLE 18 TERMINATION FOR CONVENIENCE.

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, Buyer and Contractor agree to modify the Contract as follows:






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I.   ARTICLE 4 PAYMENT
     -----------------

Add new Paragraph 4.B.3. as follows:

  The preconstruction phase design work for Spacecraft Flight #2 is included in the price of Spacecraft Flight #1 except for effort associated with unique orbital locations. Contractor shall not be required to perform further design effort for Spacecraft Flight #2 unless provided an appropriate equitable adjustment.

Add new Paragraph 4.C.3. as follows:

  In the event that the commencement of construction phase payments are delayed beyond May 31, 1996 for Spacecraft flight #2, the Contractor will be entitled to an equitable adjustment for price escalation and program extension costs as well as delivery schedule, further adjustments may be necessitated by non-availability of components in cases where suppliers cannot provide units identical to those procured under the baseline contract.

Delete paragraph D in its entirety and replace with the following:

D.   Spacecraft In-Orbit Payments
     -----------------------------

  1. The Spacecraft In-Orbit payments for Spacecraft Flights #1 and #2 shall be paid over a period of five (5) years from launch.

  2. The In-Orbit payments shall be paid [CONFIDENTIAL MATERIAL REDACTED] until full payment has been received by Contractor.

  3. For Spacecraft Flights #1 and #2, the interest rate applicable to the monthly In-Orbit payments shall fall between [CONFIDENTIAL MATERIAL REDACTED] and shall be fixed 90 days prior to the scheduled launch and shall be calculated using [CONFIDENTIAL MATERIAL REDACTED] such date as follows:

          a. If the [CONFIDENTIAL MATERIAL REDACTED] In-Orbit payments shall accrue [CONFIDENTIAL MATERIAL REDACTED].

          b. if the [CONFIDENTIAL MATERIAL REDACTED] In-Orbit payments shall accrue [CONFIDENTIAL MATERIAL REDACTED].

          c. if the [CONFIDENTIAL MATERIAL REDACTED] In-Orbit payments shall accrue [CONFIDENTIAL MATERIAL REDACTED].

  4. The In-Orbit payments, including the interest thereon, will be [CONFIDENTIAL MATERIAL REDACTED] by a corporate guarantee provided by the EchoStar Communications Corporation (ECC). The security will be provided to Contractor no later than August 19, 1996.

  5. The Parties are willing to enter into good faith negotiations to establish an alternative to the schedule set out in D.1. above for the Spacecraft In-Orbit payments for Spacecraft Flights #1 and #2.

Add new Paragraph J as follows:

  The first construction payment for Spacecraft Flight #2 shall be due sixty
  (60) days following Buyer's receipt of Contractor's invoice, followed by Buyer's written confirmation thereof. Additional payments shall follow monthly thereafter per the Spacecraft Flight #2 Payment Plan.



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II.  ARTICLE 18 TERMINATION FOR CONVENIENCE
     --------------------------------------

Add new Paragraph G as follows:

  On or after January 1, 1998, Contractor, by written notice to Buyer, may notify Buyer of its intention to terminate this Contract one year following the date of such notice with respect to all Spacecraft Flights for which Buyer has not made (and does not make) the first construction phase payment prior to the expiration of such one year period. Such termination shall be effective as of the date one year following the date of notice.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Contract.

     DIRECT BROADCASTING SATELLITE         LOCKHEED MARTIN CORPORATION
              CORPORATION



By:  /S/ H. W. RADIN      8/28/96         By:  /S/ PETER H. WIGGETT
    ------------------------------             -------------------------------



Title: Chairman and Chief Executive      Title: Director, Commercial Contracts
    ------------------------------             -------------------------------